Exhibit 3.02

AMENDED AND RESTATED

BYLAWS

OF

ORACLE CORPORATION

(a Delaware corporation)

Adopted January 31, 2006

Amended and restated by the Board of Directors as of November 15, 2023

i

ARTICLE 5
STOCK

Section 5.01.	Certificates	14
Section 5.02.	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates	15
Section 5.03.	Other Regulations	15

ARTICLE 6
INDEMNIFICATION

Section 6.01.	Indemnification of Officers and Directors	15
Section 6.02.	Advance of Expenses	15
Section 6.03.	Non-exclusivity of Rights	15
Section 6.04.	Indemnification of Contracts	15
Section 6.05.	Insurance	15
Section 6.06.	Effect of Amendment	16

ARTICLE 7
NOTICES

Section 7.01.	Notice	16
Section 7.02.	Waiver of Notice	16

ARTICLE 8
INTERESTED DIRECTORS

Section 8.01.	Interest and Directors; Quorum	16

ARTICLE 9
MISCELLANEOUS

Section 9.01.	Fiscal Year	16
Section 9.02.	Seal	16
Section 9.03.	Form of Records	17
Section 9.04.	Reliance Upon Books and Records	17
Section 9.05.	Certificate of Incorporation Governs	17
Section 9.06.	Severability	17
Section 9.07.	Derivative Action	17

ARTICLE 10
AMENDMENT

Section 10.01.	Amendments	17

ii

AMENDED AND RESTATED

BYLAWS

OF

ORACLE CORPORATION

(a Delaware corporation)

Adopted January 31, 2006

Amended and restated by the Board of Directors as of November 15, 2023

ARTICLE 1

STOCKHOLDERS

Section 1.01. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. The Board of Directors may, in its sole discretion, determine that a meeting shall be held, in addition to or instead of a physical meeting, by means of remote communication. Any other proper business may be transacted at the annual meeting.

Section 1.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chair of the Board, a CEO, the Board of Directors or stockholders holding shares representing not less than twenty percent of the outstanding votes entitled to vote at the meeting. Special meetings may not be called by any other person or persons.

Section 1.03. Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 1.04. Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, or (b) in the case of a meeting conducted by means of remote communications, displayed, during the time of the scheduled meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication, or (c) set forth in the notice of the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.05. Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise required by law. If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any of the Corporation’s stock held by it in a fiduciary capacity. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 1.06. Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chair of the Board, or, in the absence of such person, a CEO of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chair of the meeting and shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 1.07. Voting; Proxies. Unless otherwise provided by law, and subject to the provisions of Section 1.06 of these Bylaws, each stockholder shall be entitled to one vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless such is demanded by a stockholder or stockholders holding shares representing at least one percent of the votes entitled to vote at such meeting, or by such stockholder’s or stockholders’ proxy. If a vote is to be taken by written ballot, each such ballot shall state the name of the stockholder or proxy voting and such other information as the chair of the meeting deems appropriate, and the ballots shall be counted by one or more inspectors appointed by the chair of the meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions, unless otherwise provided by law or these Bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.08. Fixing Date For Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date for such consent. Such request shall include a brief description of the action proposed to be taken. The Board of Directors shall, within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 1.09. List of Stockholders Entitled To Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation.

Section 1.10. Action By Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, and except as set forth in Section 1.08 above, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who were stockholders as of the record date for the action by written consent, would have been entitled to notice of the meeting of stockholders if such action had been taken at a meeting and the record date for notice of such meeting were the same as the record date for such action by consent and have not consented in writing.

Section 1.11. Nominations and Stockholder Business. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereto, (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 1.11(b) of these Bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 1.11(b) of these Bylaws, or (iv) with respect to nominations, by an Eligible Stockholder whose Proxy Access Nominee (each, as defined in Section 1.12 of these Bylaws) is included in the Corporation’s proxy materials for the relevant annual meeting in accordance with Section 1.12 of these Bylaws.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(iii) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such notice must set forth all information required under this Section 1.11(b) and such business other than the nominations of persons for election to the Board of Directors must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s written notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by the close of business not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A)        such person’s name, age, business address and, if known, residential address;

(B)        all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(C)        such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected and public disclosure of information provided pursuant to this Section 1.11(b) (i);

(D)        the class or series and numbers of shares of stock of the Corporation which are directly or indirectly owned beneficially and of record by such person and such person’s affiliates or associates as of the date of such notice;

(E)        a description of any significant direct or indirect equity interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or other acting in concert therewith;

(F)        a completed and executed questionnaire, representation and agreement for the proposed nominee referenced in Section 1.11(d) of these Bylaws and a signed certification of the statements (to the extent relating to such proposed nominee) set forth in Section 1.11(c) of these Bylaws;

(G)        a representation and agreement that such proposed nominee is not and will not become party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act, in such person’s capacity as a director of the Corporation, or vote on any issue or question in such person’s capacity as a director of the Corporation (a “Voting Commitment”) that has not been disclosed to the Corporation, (2) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law or (3) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation;

(H)        a representation made in such proposed nominee’s individual capacity that such person would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and principles of the Corporation, including codes of conduct; and

(I)        a representation that the proposed nominee, if elected as a director of the Corporation, intends to serve the full term as a director;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made:

(A)        the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(B)        the class and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner and their respective affiliates or associates as of the date of such notice;

(C)        a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates and any others acting in concert with the foregoing, including all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (1) the stockholder, the beneficial owner, on whose behalf the nomination is being made or the respective affiliates or associates of, or others acting in concert with, such stockholder or such beneficial owner, on the one hand, and (2) each proposed nominee, or his or her respective affiliates or associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the stockholder or beneficial owner (or affiliate or associate thereof or person acting in concert therewith) were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant;

(D)        a description of any significant direct or indirect equity interests in any principal competitor of the Company held by such stockholder, such beneficial owner or any of their respective affiliates or associates or other acting in concert therewith;

(E)        a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nominate the person(s) named in its notice;

(F)        a description of any material pending or threatened legal proceedings involving the Corporation, or any of its respective directors or officers, to which such stockholder, such beneficial owner or any of its or their respective affiliates or associates is a party;

(G)        a representation as to whether the stockholder or the beneficial owner, if any, intends to be or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock in accordance with Rule 14a-19 (or any successor provision) under the Exchange Act, or such larger percentage required to approve or adopt the proposal or elect the nominee, and to solicit proxies from stockholders in support of such proposal or nomination;

(H)        a completed and signed questionnaire for such stockholder or beneficial owner referenced in paragraph Section 1.11(d) of these Bylaws and a signed certification of the statements (to the extent relating to such stockholder or beneficial owner) set forth in Section 1.11(c) of these Bylaws;

(I)        all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith; and

(J)        any other information relating to such stockholder and beneficial owner, if any, as a nominating stockholder or beneficial owner, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

(c) By delivering notice pursuant to Section 1.11(b) of these Bylaws, a stockholder represents and warrants that all information contained in its notice, as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to Section 1.11(b) of these Bylaws by any stockholder proposing a nomination or other business for consideration at a meeting of stockholders shall not be true, correct and complete in all respects prior to the deadline for submitting notice, such information may be deemed not to have been provided in accordance with Section 1.11(b) of these Bylaws.

(d) The Corporation may require that any proposed nominee and any stockholder or beneficial owner who is nominating such nominee or on whose behalf such nomination is being made furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s corporate governance guidelines as posted on its website or to assist the Board of Directors in its evaluation of the nominee and the nomination. In addition, to be eligible to be a nominee by a stockholder for election or reelection as a director of the corporation, both the nominee and each stockholder and beneficial owner who is nominating such nominee or on whose behalf such nomination is being made must complete and deliver (in accordance with the time periods described for delivery of notice under Section 1.11(b) of these Bylaws) to the Secretary at the principal executive offices of the corporation, both (i) a written questionnaire with respect to the identity, background and qualification of such proposed nominee and the identity and background of such stockholder or beneficial owner (which questionnaire shall be provided by the Secretary upon written request) and (ii) and a representation and agreement to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence and other qualifications, or lack thereof, of such proposed nominee.

(e) Not later than 10 days after the record date for the meeting, the information required by Section 1.11(b) of these Bylaws shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.

(f) The stockholder giving notice shall promptly notify the Corporation if it fails to satisfy any of the requirements set forth in Rule 14a-19 (or any successor provision) under the Exchange Act. A stockholder shall not have complied with Section 1.11(b) of these Bylaws if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by Section 1.11(b) of these Bylaws or Rule 14a-19 (or any successor provision) under the Exchange Act. If a stockholder provides notice pursuant to Rule 14a-19(b) (or any successor provision) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting of stockholders, reasonable written evidence that it has met the requirements of Rule 14a-19(a)(3) (or any successor provision) under the Exchange Act. Unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19 (or any successor provision) under the Exchange Act and subsequently fails to comply with any of the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or any successor provisions) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, the Certificate of Incorporation and these Bylaws with respect to any nomination set forth in this Section 1.11.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

(h) Notwithstanding anything in Section 1.11(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 1.11(b) of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 1.11(b) of these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11(b) of these Bylaws. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s written notice required by Section 1.11(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(j) Only those persons who are nominated in accordance with the procedures set forth in Section 1.11(b) or in Section 1.12 of these Bylaws shall be eligible for election as directors at any meeting of stockholders. Only such nominations and other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11 or Section 1.12 of these Bylaws. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 1.11(b) or Section 1.12 of these Bylaws, as appropriate, and, if any proposed nomination or other business is not in compliance with Section 1.11(b) or Section 1.12 of these Bylaws, as appropriate, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11 and the provisions of Section 1.12 of these Bylaws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 1.11(b) and Section 1.12 of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Further, and notwithstanding anything to the contrary set forth in Section 1.12 of these Bylaws, if a Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to Section 1.12, as determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall be entitled to declare the nomination by the Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(k) The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a meeting of stockholders on behalf of a beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(l) For purposes of this Section 1.11 and Section 1.12 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 1.11, the terms “affiliate” and “associate” (and the plural forms thereof) shall have the meanings ascribed to them under the Exchange Act.

(m) Notwithstanding the foregoing provisions of this Section 1.11 and the provisions of Section 1.12 of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11 and Section 1.12 of these Bylaws. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.12. Proxy Access. (a)Subject to the provisions of this Section 1.12, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 1.12 (each, a “Proxy Access Nominee”) provided (i) timely written notice of such Proxy Access Nominee satisfying this Section 1.12 (“Proxy Access Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the

Proxy Access Notice is delivered, satisfy the ownership and other requirements of this Section 1.12 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 1.12, and (iii) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 1.12 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other documents setting forth qualifications for directors.

(b) To be timely, a Proxy Access Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by the close of business not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, a Proxy Access Notice to be timely must be delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.

(c) In addition to including the name of the Proxy Access Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Statement (as defined below) (collectively, the “Required Information”). Nothing in this Section 1.12 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.

(d) The number of Proxy Access Nominees (including Proxy Access Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 1.12 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 1.12 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 1.12 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Notice is delivered to or received by the Corporation in accordance with this Section 1.12 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 1.12, the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 1.12 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 1.12. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.12.

(f) For purposes of this Section 1.12, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 1.12, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(g) An Eligible Stockholder must provide with its Proxy Access Notice the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (ii) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 1.12; (iii) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (A) intends to continue to own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 1.12, (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a Board Nominee, (E) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, and (F) has provided and will provide facts, statements and other information in all communications with the

Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Proxy Access Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) the information required to be provided by Section 1.11(b) of these Bylaws, as applicable; (vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.12, (C) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(h) The Eligible Stockholder may include with its Proxy Access Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article 1, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(i) Each Proxy Access Nominee must:

(i) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, that (A) the Proxy Access Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (B) the Proxy Access Nominee is not and will not become a party to any Voting Commitment that has not been disclosed to the Corporation or that that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (C) the Proxy Access Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director that has not been disclosed to the Corporation, or (2) any Compensation Arrangement in connection with such person’s service or action as a director;

(ii) complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(iii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Section 1.12 and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (A) such Proxy Access Nominee is independent under the listing standards of each U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”), (B) such Proxy Access Nominee has any direct or indirect relationship with the Corporation, and (C) such Proxy Access Nominee is not and has not been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j) In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Nominee from its proxy materials as provided in this Section 1.12.

(k) The Corporation shall not be required to include, pursuant to this Section 1.12, a Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (i) for any meeting for which the Secretary of the Corporation receives a notice that any stockholder has nominated a person for election to the Board of Directors pursuant to Section 1.11(b) , (ii) if the Eligible Stockholder who has nominated such Proxy Access Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 1.12, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a Board Nominee, (iii) who is not independent under the Independence Standards, (iv) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these bylaws, the Corporation’s certificate of incorporation, the Corporation’s Corporate Governance Guidelines or other document setting forth qualifications for directors, the listing standards of each exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (v) if the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment, (vi) if the Proxy Access Nominee is or becomes a party to any undisclosed Compensation Arrangement in connection with such person’s nomination or candidacy for director or prohibited Compensation Arrangement in connection with such person’s service or action as a director, (vii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (x) if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading or shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 1.12.

(l) Any Proxy Access Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either withdraws from or becomes ineligible or unavailable for election at the meeting shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Nominee pursuant to this Section 1.12 for the next annual meeting of stockholders following the meeting for which the Proxy Access Nominee has been nominated for election.

Section 1.13. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. The Board of Directors shall have the exclusive power and authority to interpret the provisions of these Bylaws and make all determinations deemed necessary or advisable in connection therewith, except to the extent otherwise expressly provided in these Bylaws or the Certificate of Incorporation or pursuant to applicable law. The Board of Directors may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of Section 1.11 or Section 1.12 of these Bylaws, as applicable (including if the stockholder does not provide any required applicable updates to the Corporation). The Board of Directors shall have the power and duty to determine whether a nomination or any other business brought before a meeting of stockholders was made in accordance with the procedures set forth in Section 1.11 or Section 1.12 of these Bylaws, as applicable, and to determine that any defective nomination or proposal shall be disregarded (including as a withdrawal of a nominee), notwithstanding that proxies in respect of such matters may have been received. Any and all such actions, interpretations and determinations that are taken or made by the Board of Directors in good faith pursuant to this Section 1.13 shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.01. Number; Qualifications. The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.02. Election; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation. Subject to the rights of any holders of preferred stock then outstanding, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.03. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, or by means of remote communication, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

Section 2.04. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, a CEO or the Board of Directors and may be held at any time, date or place, within or without the State of Delaware, or by means of remote communication, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, electronic transmission, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.05. Meetings by Remote Communication Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other remote communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other remote communications equipment shall constitute presence in person at such meeting.

Section 2.06. Quorum; Vote Required For Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, or in his or her absence by the CEO, or in his or her absence by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08. Written Action By Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2.10. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE 3

COMMITTEES

Section 3.01. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meetings and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution and distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law other than when no vote of the stockholders of the Corporation is required to approve the merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the Bylaws of the Corporation, or (f) approving or adopting, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of directors) expressly required by Chapter 1 of the Delaware General Corporation Law to be submitted to a vote of stockholders; and unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

Section 3.02. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

ARTICLE 4

OFFICERS

Section 4.01. Generally. The officers of the Corporation shall consist of one or more Chief Executive Officers, one or more Presidents, one or more Vice Presidents, a Principal Financial Officer, a Treasurer, a Secretary and such other officers, including a Chair of the Board of Directors, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon notice in writing or by electronic transmission to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02. Chief Executive Officer (CEO). Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the CEO of the Corporation or, if the Board of Directors has approved more than one CEO, each CEO shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

Section 4.03. President. Each President shall have such powers and duties as may be delegated to him or her by the Board of Directors. A President may be designated by the Board to perform the duties and exercise the powers of the CEO in the event of the CEO’s absence or disability.

Section 4.04. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. A Vice President may be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.05. Principal Financial Officer (PFO). The PFO of the Corporation shall have the responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The PFO shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.06. Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.07. Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.08. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.09. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE 5

STOCK

Section 5.01. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chair of the Board of Directors, or the President (or CEO) or a Vice President, and by the Treasurer (or PFO) or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Section 5.02. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.03. Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE 6

INDEMNIFICATION

Section 6.01. Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (including any constituent corporation absorbed in a merger) or, while a director or officer of the Corporation, is or was serving at the request of the Corporation (including any such constituent corporation) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.02. Advance of Expenses. The Corporation shall pay all expenses incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 6 or otherwise; and provided further that the Corporation shall not be required to advance any expenses to a person against whom the Corporation brings a claim, in a proceeding, for breach of the duty of loyalty to the Corporation, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction from which such person derived an improper personal benefit.

Section 6.03. Non-exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Section 6.04. Indemnification of Contracts. The Board of Directors is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 6.

Section 6.05. Insurance. The Corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its officers and directors and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.06. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article 6 by the stockholders or the Directors of the Corporation shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 6 and existing at the time of such amendment, repeal or modification.

ARTICLE 7

NOTICES

Section 7.01. Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by electronic transmission or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such persons address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, when deposited in the mail, and (iii) in the case of delivery via electronic delivery or facsimile, when dispatched.

Section 7.02. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE 8

INTERESTED DIRECTORS

Section 8.01. Interest and Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.02. Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 9.03. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.04. Reliance Upon Books and Records. A member of the Board of Directors of the Corporation, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 9.05. Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.06. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation shall remain in full force and effect.

Section 9.07. Derivative Action. The sole and exclusive forum for any actual or purported derivative action brought on behalf of the Corporation shall be the Court of Chancery in the State of Delaware.

ARTICLE 10

AMENDMENT

Section 10.01. Amendments. The stockholders of the Corporation shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except Bylaws adopted by the stockholders that specify that they cannot be amended or repealed by the Board of Directors.